UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 16, 2009

China Solar & Clean Energy Solutions, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-12561	95-3819300
(Commission File Number)	(IRS Employer Identification No.)

Building 3 No. 28, Feng Tai North Road, Beijing China, 100071
(Address of principal executive offices and zip code)

+86-10-63850516
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Effective as of July 16, 2009, the Company dismissed Cordovano and Honeck ("Cordovano"), the Company's independent registered public accounting firm. The decision to change accountants was recommended by the Company’s Audit Committee and approved by the Company's Board of Directors.

Cordovano reported on the Company's consolidated financial statements for the years ending December 31, 2008 and 2007 and reviewed the Company’s consolidated financial statements for the period ending March 31, 2009. For these periods and up to July 16, 2009, there were no disagreements with Cordovano on any matter of accounting principle or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Cordovano, would have caused it to make reference thereto in its report on the financial statements for such years.

The reports of Cordovano on the financial statements of the Company for the fiscal years ended December 31, 2008 and 2007 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

On July 20, 2009, the Company appointed Paritz & Company, P.A. (“Paritz”) as its new independent registered public accounting firm for the fiscal year ending December 31, 2009. During the Company’s two most recent fiscal years and any subsequent interim period prior to the engagement of Paritz, neither the Company nor anyone on the Company’s behalf consulted with Paritz regarding either (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a “disagreement” or a “reportable event.”

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits

The following are filed as exhibits to this report:

Exhibit No.	Description
Exhibit 16.1	Letter from Cordovano and Honeck.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.

	By:	/s/ Deli Du
Name: Deli Du
Title: Chief Executive Officer and President
Dated: July 22, 2009